10(b)

Consent of Swidler Berlin Shereff Friedman, LLP

      We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury Global Balanced Fund of Mercury Funds, Inc. filed as part of Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-72239).

/s/	SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

Swidler Berlin Shereff Friedman, LLP

New York, New York

March 15, 2001

C-12